Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2023

Execution against the transformation plan drives margin expansion, adjusted EBITDA growth, and strong free cash flow

Company launches longer-term value improvement initiatives to refocus growth programs, enhance sales teams, reenter the medical market, and implement Total Cost Productivity program globally

CHARLOTTE, N.C., November 6, 2023 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that manufactures high-precision components and assemblies, today reported its financial results for the third quarter ended September 30, 2023.
Financial and Strategic Highlights
•Net sales of $124.4 million, down 2.2% versus prior year period;
•Operating loss of $2.7 million and adjusted EBITDA of $14.5 million;
•Free cash flow of $11.3 million, up significantly versus prior period with positive free cash flow generation of $17 million over the trailing year;
•Reduced leverage ratio to 3.37x, down sequentially from 3.87x, supported by improved adjusted EBITDA and cash flow performance;
•Key program wins including attractive awards in EV electric power steering markets;
•Tightened full-year forecast ranges for net sales and adjusted EBITDA while raising free cash flow forecast;
•Successfully supplemented the executive management team with new Chief Operating Officer and Chief Procurement Officer;
•Reentered medical market through creation of NN Medical, the Company’s new medical device division; and
•Launched multiple long-term strategic initiatives to drive enhanced cash flows and shareholder value, focused on growth and cost productivity improvement.

Harold Bevis, President and Chief Executive Officer, commented, “In our first quarter with the newly supplemented management team, we delivered improved operating results and made significant progress against many of our strategic transformation initiatives. We’ve been intently focused on fixing and/or exiting unprofitable business, diligently managing our working capital, and implementing rigorous cost productivity and margin expansion programs across the organization. The early stages of our strategy to increase organizational commitment around our transformation strategy can be clearly seen in our strong free cash flow performance this period. I’m encouraged by the early results of these initiatives and believe there is much more to accomplish.”

Bevis continued, “We’ve also made considerable progress against many of our commercial goals by leveraging existing customers and markets where we have strong reputations which is helping us win new business. Although we’re encouraged by our new business wins year-to-date and current partnerships, we’re particularly excited about our new market opportunities. Subsequent to quarter-end, we created a division focused on the medical device market, and we are very confident in our ability to leverage our existing footprint and technical market knowhow to immediately win new, profitable business. Along with medical, there are multiple organic entry opportunities such as electric shielding that further strengthen our confidence in our ability to achieve our commercial goals. We look forward to utilizing our unique capabilities and in-depth understanding of market value creation in precision machining and stampings and further applying them to newer markets and customers.”
Michael Felcher, Senior Vice President and Chief Financial Officer, added, “We’re pleased with the margin expansion and growth showcased in the third quarter which supported expansion of both our adjusted EBITDA and operating income. Our cost reduction efforts and aggressive strategic actions to eradicate unprofitable parts of the business have already positively impacted our results, and we continue to expect roughly $10 million in adjusted EBITDA improvement once we’ve completed this work. We’re also encouraged by the free cash flow generation of our business which helped to reduce our leverage profile to 3.37x. While our demand outlook for the year remains the same, the recent traction we’ve gained on our initiatives aimed at cash flow generation, improving adjusted EBITDA results, and lowering our leverage are supportive to our improving forward expectations.”

Third Quarter GAAP Results
Net sales were $124.4 million, a decrease of 2.2% from the third quarter of 2022, primarily due to reduced volume, partially offset by higher customer pricing and favorable foreign exchange effects.
Loss from operations was $2.7 million compared to a loss from operations of $2.1 million in the third quarter of 2022. The increase in loss from operations was primarily driven by lower volumes and increased wages and stock compensation expense, partially offset by cost savings initiatives.
Income from operations for Power Solutions was $3.9 million compared to income from operations of $2.6 million for the same period in 2022. Loss from operations for Mobile Solutions was $1.3 million compared to loss from operations of $0.5 million for the same period in 2022.
Net loss was $5.1 million compared to net loss of $2.2 million for the same period in 2022. The increase in net loss is primarily due to reduced sales volume and unfavorable warrant revaluations.
Third Quarter Adjusted Results
Adjusted income from operations for the third quarter of 2023 was $3.7 million compared to adjusted income from operations of $2.5 million for the same period in 2022. Adjusted EBITDA was $14.5 million, or 11.6% of sales, compared to $11.8 million, or 9.3% of sales, for the same period in 2022. Adjusted net income was $0.1 million, or $0.01 per diluted share, compared to adjusted net income of $1.5 million, or $0.03 per diluted share, for the same period in 2022.
Free cash flow was a generation of cash of $11.3 million compared to a use of cash of $4.4 million for the same period in 2022.
Power Solutions
Net sales for the third quarter of 2023 were $45.5 million compared to $51.1 million in the third quarter of 2022, a decrease of 11.0% or $5.6 million. The decrease in sales was primarily due to lower volume, partially offset by higher pricing and favorable foreign exchange effects. Adjusted income from operations was $7.1 million compared to adjusted income from operations of $5.8 million in the third quarter of 2022. The increase in adjusted income from operations was primarily due to facility closure savings, partially offset by lower volumes.

Mobile Solutions
Net sales for the third quarter of 2023 were $79.0 million compared to $76.1 million in the third quarter of 2022, an increase of 3.7% or $2.8 million. The increase in sales was primarily due to higher customer pricing, partially offset by lower volume and unfavorable foreign exchange effects. Adjusted income from operations was $1.6 million compared to adjusted income from operations of $0.7 million in the third quarter of 2022. The increase in adjusted income from operations was primarily driven by a $1.1 million benefit from a customer settlement as well as reductions to indirect labor.
2023 Outlook
Based on financial results for thus far year to date, as well as expectations for the remainder of the year, the Company has narrowed its ranged outlook for revenues and Adjusted EBITDA and raised the range of free cash flow expectations for the full year. Full-year 2023 financial outlook is as follows:
◦Revenue in the range of $487 million to $497 million;
◦Adjusted EBITDA in the range of $40 million to $44 million; and
◦Free cash flow in the range of $10 million to $14 million.
Michael Felcher, Senior Vice President and Chief Financial Officer, commented, “We are tightening our sales and profitability guidance for the full-year 2023 to align with our year-to-date results and our expectations for consistent demand levels year-over-year. Despite broader macro headwinds, we are making great progress in improving our margins and cash generating capabilities and thus are raising our fiscal year outlook for free cash flow. Our transformation strategy is working, and our enhanced management team is well positioned to accelerate our plan and execute well within our targets for sales, adjusted EBITDA, and free cash flow.”

Conference Call
NN will discuss its results during its quarterly investor conference call on November 7, 2023, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-255-4315 or 1-412-317-6579. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until November 7, 2024.
NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.
About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Europe, South America, and Asia. For more information about the company and its products, please visit www.nninc.com.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,”, “will” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, including the COVID-19 pandemic, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, and the availability of labor; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

Investor & Media Contacts:
Joe Caminiti or Alec Steinberg, Investors
Tim Peters, Media
NNBR@alpha-ir.com
312-445-2870

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net sales	$124,443	$127,297	$376,737	$380,726
Cost of sales (exclusive of depreciation and amortization shown separately below)	104,543	108,033	320,648	316,500
Selling, general, and administrative expense	11,693	10,205	35,833	38,453
Depreciation and amortization	11,577	11,193	34,643	33,962
Other operating expense (income), net	(631)	(17)	(526)	1,862
Loss from operations	(2,739)	(2,117)	(13,861)	(10,051)
Interest expense	5,739	3,746	15,484	10,673
Other expense (income), net	(1,463)	(1,156)	1,970	(4,219)
Loss before benefit (provision) for income taxes and share of net income from joint venture	(7,015)	(4,707)	(31,315)	(16,505)
Benefit (provision) for income taxes	245	1,068	(1,381)	(1,514)
Share of net income from joint venture	1,713	1,424	3,087	3,935
Net loss	$(5,057)	$(2,215)	$(29,609)	$(14,084)
Other comprehensive loss:
Foreign currency transaction loss	(3,072)	(7,653)	(3,606)	(13,543)
Interest rate swap:
Change in fair value, net of tax	—	904	(230)	2,464
Reclassification adjustments included in net loss, net of tax	(449)	(116)	(1,366)	(51)
Other comprehensive loss	$(3,521)	$(6,865)	$(5,202)	$(11,130)
Comprehensive loss	$(8,578)	$(9,080)	$(34,811)	$(25,214)

Basic and diluted net loss per share	$(0.18)	$(0.11)	$(0.84)	$(0.49)
Shares used to calculate basic and diluted net loss per share	47,539	44,711	46,410	44,670

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$21,790	$12,808
Accounts receivable, net	73,229	74,129
Inventories	70,917	80,682
Income tax receivable	12,182	12,164
Prepaid assets	3,800	2,794
Other current assets	11,339	9,123
Total current assets	193,257	191,700
Property, plant and equipment, net	185,707	197,637
Operating lease right-of-use assets	43,549	46,713
Intangible assets, net	62,202	72,891
Investment in joint venture	29,131	31,802
Deferred tax assets	164	102
Other non-current assets	6,688	5,282
Total assets	$520,698	$546,127
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$49,347	$45,871
Accrued salaries, wages and benefits	13,243	11,671
Income tax payable	340	926
Short-term debt and current maturities of long-term debt	6,699	3,321
Current portion of operating lease liabilities	5,407	5,294
Other current liabilities	13,483	11,723
Total current liabilities	88,519	78,806
Deferred tax liabilities	4,137	5,596
Long-term debt, net of current portion	145,892	149,389
Operating lease liabilities, net of current portion	47,841	51,411
Other non-current liabilities	16,288	9,960
Total liabilities	302,677	295,162
Commitments and contingencies
Series D perpetual preferred stock	74,295	64,701
Stockholders' equity:
Common stock	473	439
Additional paid-in capital	460,382	468,143
Accumulated deficit	(274,807)	(245,198)
Accumulated other comprehensive loss	(42,322)	(37,120)
Total stockholders’ equity	143,726	186,264
Total liabilities, preferred stock, and stockholders’ equity	$520,698	$546,127

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(29,609)	$(14,084)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	34,643	33,962
Amortization of debt issuance costs and discount	1,409	1,021
Paid-in-kind interest	1,491	—
Total derivative loss (gain), net of cash settlements	3,139	(4,858)
Share of net income from joint venture, net of cash dividends received	851	2,310
Share-based compensation expense	2,058	3,862
Deferred income taxes	(1,531)	(1,831)
Other	(776)	(3,096)
Changes in operating assets and liabilities:
Accounts receivable	335	(15,667)
Inventories	9,692	(11,314)
Accounts payable	5,240	9,827
Income taxes receivable and payable, net	(576)	(403)
Other	(2,476)	(2,400)
Net cash provided by (used in) operating activities	23,890	(2,671)
Cash flows from investing activities
Acquisition of property, plant and equipment	(16,292)	(14,011)
Proceeds from sale of property, plant, and equipment	2,876	460
Net cash used in investing activities	(13,416)	(13,551)
Cash flows from financing activities
Proceeds from long-term debt	52,000	32,000
Repayments of long-term debt	(55,522)	(28,158)
Cash paid for debt issuance costs	(55)	(136)
Proceeds from short-term debt	3,648	—
Other	(1,276)	(2,265)
Net cash provided by (used in) financing activities	(1,205)	1,441
Effect of exchange rate changes on cash flows	(287)	(1,324)
Net change in cash and cash equivalents	8,982	(16,105)
Cash and cash equivalents at beginning of period	12,808	28,656
Cash and cash equivalents at end of period	$21,790	$12,551

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended September 30,
(in thousands)
NN, Inc. Consolidated	2023	2022
GAAP loss from operations	$(2,739)	$(2,117)
Professional fees	32	341
Personnel costs (1)	903	17
Facility costs (2)	1,893	644
Amortization of intangibles	3,563	3,587
Non-GAAP adjusted income from operations (a)	$3,652	$2,472

Non-GAAP adjusted operating margin (3)	2.9%	1.9%
GAAP net sales	$124,443	$127,297

	Three Months Ended September 30,
(in thousands)
Power Solutions	2023	2022
GAAP income from operations	$3,936	$2,582
Professional fees	—	174
Personnel costs (1)	122	—
Facility costs (2)	324	300
Amortization of intangibles	2,725	2,749
Non-GAAP adjusted income from operations (a)	$7,107	$5,805

Non-GAAP adjusted operating margin (3)	15.6%	11.4%
GAAP net sales	$45,484	$51,124

	Three Months Ended September 30,
(in thousands)
Mobile Solutions	2023	2022
GAAP loss from operations	$(1,283)	$(474)
Personnel costs (1)	462	—
Facility costs (2)	1,569	344
Amortization of intangibles	838	838
Non-GAAP adjusted income from operations (a)	1,586	708

Share of net income from joint venture	1,713	1,424
Non-GAAP adjusted income from operations with JV (a)	$3,299	$2,132

Non-GAAP adjusted operating margin (3)	4.2%	2.8%
GAAP net sales	$78,961	$76,122

	Three Months Ended September 30,
(in thousands)
Elimination	2023	2022
GAAP net sales	$(2)	$51

(1)Personnel costs include recruitment, retention, relocation, and severance costs
(2)Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended September 30,
(in thousands)	2023	2022
GAAP net loss	$(5,057)	$(2,215)

Benefit for income taxes	(245)	(1,068)
Interest expense	5,739	3,746
Change in fair value of preferred stock derivatives and warrants	(2,104)	(1,623)
Depreciation and amortization	11,577	11,193
Professional fees	32	341
Personnel costs (1)	903	17
Facility costs (2)	1,893	644
Non-cash stock compensation	1,208	307
Non-cash foreign exchange (gain) on inter-company loans	520	444
Non-GAAP adjusted EBITDA (b)	$14,466	$11,786

Non-GAAP adjusted EBITDA margin (4)	11.6%	9.3%
GAAP net sales	$124,443	$127,297

(1) Personnel costs include recruitment, retention, relocation, and severance costs
(2) Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3) Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales
(4) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss) per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended September 30,
(in thousands)	2023	2022
GAAP net loss	$(5,057)	$(2,215)

Pre-tax professional fees	32	341
Pre-tax personnel costs	903	17
Pre-tax facility costs	1,893	644
Non-cash foreign exchange (gain) on inter-company loans	520	444
Pre-tax change in fair value of preferred stock derivatives and warrants	(2,104)	(1,623)
Pre-tax amortization of intangibles and deferred financing costs	4,092	3,946
Tax effect of adjustments reflected above (c)	(162)	(800)
Non-GAAP discrete tax adjustments	—	749
Non-GAAP adjusted net income (loss) (d)	$117	$1,503

	Three Months Ended September 30,
(per diluted common share)	2023	2022
GAAP net loss per diluted common share	$(0.18)	$(0.11)

Pre-tax professional fees	—	0.01
Pre-tax personnel costs	0.02	—
Pre-tax facility costs	0.04	0.01
Pre-tax foreign exchange (gain) loss on inter-company loans	0.01	0.01
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.04)	(0.04)
Pre-tax amortization of intangibles and deferred financing costs	0.09	0.09
Tax effect of adjustments reflected above (c)	—	(0.02)
Non-GAAP discrete tax adjustments	—	0.02
Preferred stock cumulative dividends and deemed dividends	0.07	0.06
Non-GAAP adjusted net income (loss) per diluted common share (d)	$0.01	$0.03
Shares used to calculate net earnings (loss) per share	47,539	44,711

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended September 30,
(in thousands)	2023	2022
Net cash provided by (used in) operating activities	$15,247	$(127)
Acquisition of property, plant, and equipment	(4,096)	(4,308)
Proceeds from sale of property, plant, and equipment	99	39
Free cash flow	$11,250	$(4,396)

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed several acquisitions, one of which was transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP Adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.